SECURITY AGREEMENT
(PERSONAL PROPERTY)

THIS SECURITY AGREEMENT is made between **APOLLO GOLD, INC.**, a corporation organized in the state of Delaware, with its chief executive office located at 5655 South Yosemite Street, Suite 200 Greenwood Village, CO 80111 (the "Debtor") and **MARQUETTE EQUIPMENT FINANCE, LLC**, a Utah limited liability company, with its chief executive office located at 6975 Union Park Center Suite 200, Midvale, UT 84047 (the "Secured Party").

1. Background. Secured Party (the "Lessor") and Debtor (the "Lessee") have entered into Lease Schedule No. 001 dated November 21, 2006 (the "Schedule") to Master Lease Agreement No. MEF0570 dated November 21, 2006 (the "Master Lease"). Debtor has or will execute and deliver to Secured Party an "Acceptance Certificate" certifying it has accepted the leased property for all purposes under the Schedule. The Master Lease, the Schedule and the Acceptance Certificate, together with all amendments, riders and supplements thereto, are referred to herein collectively as the "Lease".

As a condition to its execution and performance of the Lease, Secured Party requires Debtor to grant a security interest in the "Collateral" described herein to secure Debtor's payment and performance of all of its obligations under the Lease.

2. Grant of Security Interest. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor hereby grants to the Secured Party a valid first lien and priority security interest in the "Collateral" described in Section 3 to secure all of Debtor's obligations (including without limitation all payment obligations) under the Lease and all other obligations and liabilities of Debtor to the Secured Party for which the Debtor is now or may become liable in any manner, whether such obligations arise under the Lease or otherwise, and whether primary or secondary, direct or indirect, contingent or absolute, and howsoever arising, including without limitation, all costs and expenses incurred in connection with the Lease or in the protection or maintenance of the Collateral or in the enforcement of this Security Agreement, including without limitation, court costs and attorneys' fees.

3. Collateral. The property serving as "Collateral" and subject to the above security interest is as follows:

Personal property of Debtor, wherever located, and now owned or hereafter acquired, as more fully described in the Exhibit A-1 attached hereto, together with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories incorporated therein or affixed thereto, and to the extent not listed above as original collateral, all proceeds (including insurance proceeds) and products of the foregoing.

No reference to "proceeds" in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor.

4. Representations, Warranties and Covenants. Debtor represents, warrants and covenants with Secured Party as follows:

a. Title. Debtor has rights in or the power to transfer the Collateral. Debtor is the absolute owner of the Collateral with full right and interest therein, all of which is free and clear of any and all liens, claims and encumbrances. Debtor has full power and authority to grant a security interest in the Collateral and agrees to defend its title and ownership of the Collateral against all other persons who may claim an interest in it.

b. No Other Security Interests. Debtor warrants that there are no security interests (including filed financing statements), liens, claims or other encumbrances against the Collateral other than as specified herein or created hereby. Debtor agrees that during the course of this Agreement and as long as any Debtor obligations under the Lease remain outstanding, (i) Debtor will not grant or permit a security interest in the Collateral other than the security interest created hereunder, and (ii) Debtor will keep the Collateral free from any and all liens, claims and encumbrances.

c. No Sale or Disposition of Collateral. Debtor will not assign, transfer, discount, sell, lease, license, offer for sale, or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.

d. Unlawful Uses of Collateral. Debtor will not use or permit any person to use the Collateral in a manner prohibited by law, or in violation of any policy of insurance, or in any manner inconsistent with the interest of the Secured Party.

e. Care of Collateral. Debtor agrees to maintain the Collateral in at least as good order and condition as it is at the time of execution and delivery of this Security Agreement, and Debtor agrees to take all steps necessary or advisable to preserve the Collateral and to prevent the Collateral from being misused, wasted or destroyed.

f. Taxes. Debtor agrees to pay promptly when due all taxes and assessments on or with respect to the Collateral. Should Debtor fail to do so, the Secured Party may at its option (although it is not required to do so) pay or discharge the same. Any such payment shall become an obligation of Debtor to Secured Party secured by the Collateral.

g. Insurance. Debtor agrees to maintain in force casualty and liability insurance with regard to the Collateral in amounts and with insurers acceptable to Secured Party. Debtor will cause Secured Party to be shown as co-insured and loss payee on all such policies of insurance. Should Debtor fail to maintain insurance as required above, the Secured Party may at its option (although it is not required to do so) obtain and pay such insurance. Any such payment shall become an obligation of Debtor secured by the Collateral.

h. Lease. Debtor shall be liable under this Security Agreement for all of its obligations under the Lease, and the terms and conditions of the Lease are incorporated by reference into this Agreement. Breach of any of Debtor's obligations under the Lease shall constitute a breach of this Agreement.

i. Authority. Debtor warrants that it is duly organized and validly existing under the laws of the state of its organization; it is qualified and in good standing in all jurisdictions in which it is doing business; and that the execution and performance of this Security Agreement is within the Debtor's powers, has been duly authorized, and is not in contravention of any law or regulation or the Debtor's articles of incorporation, bylaws or other governing instruments, or any agreement or undertaking of which Debtor is a party or by which it is bound.

j. Possession of Collateral. Debtor shall retain possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Secured Party.

k. Personal Property. The Collateral shall remain personal property at all times. Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

l. Location, State of Organization and Name of Debtor. Debtor's chief executive office is located in the state identified in the introductory paragraph of this Security Agreement. Debtor's state of organization is the state identified in the introductory paragraph of this Security Agreement. Debtor's exact legal name is the same as set forth in the introductory paragraph of this Security Agreement.

m. Changes in Debtor. Until Debtor's obligations are paid in full as required under the Lease and this Security Agreement, Debtor agrees that it will: 1) preserve its entity existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets; 2) not change the state of its organization or its location; and 3) not change its name without first providing Secured Party with at least thirty (30) days' prior written notice.

n. Location of Collateral. The Collateral will be kept at Montana Tunnels Mine, 5 Miles West of Jefferson City, Jefferson City, MT 59638. Debtor will not remove the Collateral from its location without Secured Party's prior written consent.

5. Financing Statements and Other Documents. Debtor authorizes Secured Party to file UCC1 financing statements and/or other instruments describing the Collateral in any jurisdiction deemed necessary or advisable to perfect the Secured Party's interest in the Collateral, and to take any action reasonably required by Secured Party to establish or perfect its security interest in the Collateral in anticipation of and prior to Debtor's execution of this Security Agreement and expressly ratifies the same.

Debtor agrees to cooperate fully with the Secured Party in executing additional instruments, documents, financing statements, amendments to financing statements, and the like as may be deemed necessary or advisable by the Secured Party in order to maintain and continue the security interest and lien created or permitted by this Security Agreement.

Debtor agrees to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Secured Party herein.

6. Inspection of the Property. Upon receipt of written notice, Debtor agrees to the inspection of the Collateral from time to time by the Secured Party, its agents and assigns, as the Secured Party may deem necessary or advisable in the protection of its interests under this Security Agreement.

7. Default. Each of the following shall constitute an "Event of Default" under this Security Agreement:

a. Nonpayment. Any failure of the Debtor to pay Lessor or its assigns when due any obligation under the Lease or other instrument and such failure shall continue uncured for ten (10) days after written notice is given to Debtor.

b. Nonperformance. Any failure of the Debtor to perform or observe fully and in a timely and satisfactory manner any obligation under the Lease or this Security Agreement.

c. Representations and Warranties That Prove False. Any representation or warranty made by Debtor under the Lease or this Security Agreement is false or materially misleading.

d. Bankruptcy and Insolvency. Debtor becomes insolvent or is subject to any proceeding under applicable bankruptcy or insolvency laws (whether voluntary or involuntary), including without limitation, an assignment for the benefit of creditors; or Debtor has its property (or any part of it) placed under the custody of a receiver or trustee.

e. Unauthorized Use of Collateral or Proceeds. Any assignment, sale, discount, transfer, creation of an encumbrance against or use of the Collateral or its proceeds except as authorized in this Security Agreement.

f. Breach of Security Agreement. Debtor's breach of any representation, warranty, covenant or agreement contained in this Security Agreement.

8. Remedies. Upon the occurrence of an Event of Default under this Security Agreement, the Secured Party shall have the following rights and remedies, which are immediately available to the Secured Party:

a. All of Secured Party's rights and remedies under the Lease;

b. All rights and remedies provided in this Security Agreement;

c. All rights and remedies provided at law or in equity, including without limitation those provided to secured parties under the Utah Uniform Commercial Code (the "UCC"), to collect, enforce or satisfy any obligations of the Debtor then owing, whether by acceleration or otherwise.

Among the Secured Party's rights and remedies mentioned above, the following are specifically included:

1) Right to File Suit and Obtain Judgment. The Secured Party shall have the right to file suit and obtain monetary judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment or garnishment;

2) Right to Take Possession of the Collateral. The Secured Party shall have the right to take possession of the Collateral. Debtor will cooperate fully with the Secured Party, including without limitation assembling and delivering the Collateral to the Secured Party at a location designated by the Secured Party. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located;

3) Right to Dispose of Collateral. Secured Party shall have the right to sell, lease or otherwise dispose of the Collateral by public or private proceeding and may do so by way of one or more contracts. Such sale or other disposition of the Collateral may be made as a unit or in parcels and at any time and place and on any terms, provided only that the disposition effected is commercially reasonable. Any actions so taken shall be considered commercially reasonable if made in the good faith exercise of the Secured Party's reasonable business judgment in the matter. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall: (a) impair any right or remedy; (b) waive any default or operate as an acquiescence to the Event of Default; or (c) affect any subsequent default of the same or of a different nature. Secured Party shall give such notice of any private or public sale as may be required by the UCC. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale or other disposition. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured

Party may specifically disclaim any warranties of title or the like. Such disclaimer by Secured Party will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the obligations of the Debtor. Secured Party has no obligation to marshal any asset in favor of Debtor, or against or in payment of any Note, any Lease, or any of the other obligations of Debtor or any other person.

d. Enforcement Costs and Attorneys' Fees. Debtor shall be liable for and shall pay to Secured Party all of Secured Party's costs and expenses incurred in enforcing its rights and remedies under this Security Agreement in effect with regard to the Collateral, including without limitation its court costs and attorney's fees, before and after judgment.

Secured Party's remedies under this Security Agreement shall be cumulative, and Secured Party shall not be obligated to exercise any remedy before any other remedy, nor shall Secured Party be precluded from exercising any remedy because it has not first exercised any other remedy.

Secured Party has no obligation to attempt to satisfy the obligations of Debtor by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the obligations of Debtor, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the obligations of Debtor.

9. Assignment. Secured Party may assign or transfer the whole or any part of its security interest in the Collateral created hereunder without notice to Debtor. Any transferee shall be vested with all of the rights, remedies and powers of the Secured Party under this Security Agreement.

10. Term. This Security Agreement is a continuing agreement, and all rights, remedies and powers of the Secured Party hereunder shall apply to all past, present, and future obligations of Debtor under the Lease, notwithstanding the bankruptcy, dissolution or insolvency of Debtor, and shall continue in full force and effect until all obligations of Debtor under the Lease have been paid, performed and satisfied in full, notwithstanding any termination of the Lease. The power of sale and other rights and remedies granted to the Secured Party hereunder may be exercised even though any remedies of the Secured Party under the Lease may be barred for whatever reason.

11. Notices. Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) deposited in any United States postal box if postage is prepaid, three (3) days have past since the deposit of the record in any United States postal box, and the notice is properly addressed to the intended recipient or (b) personally delivered to the intended recipient.

12. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that the Uniform Commercial Code provides for the application of the law of the state of the Debtor's location. At Secured Party's option, jurisdiction of any dispute shall be in the Utah state or federal courts; Debtor consents to such jurisdiction. This Security Agreement was executed in the State of Utah (by the Secured Party having countersigned it in the State of Utah) and is to be performed in the State of Utah (the payments due under the Lease are to be paid to Lessor in the State of Utah). BOTH PARTIES HERETO WAIVE THE RIGHT TO JURY TRIAL.

13. Risk of Loss. Debtor has the risk of loss of the Collateral.

14. No Collection Obligation. Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

15. Headings. Section headings used in this Security Agreement are for convenience only and are not a part of this Security Agreement and shall not be used in construing it.

16. Severability. In the event that any provision of this Security Agreement is found to be unenforceable in any legal proceeding, the remaining provisions shall remain in full force and effect.

17. Integration and Modification. This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter. Any modification of this Security Agreement must be made in writing and signed by the party adversely affected.

The parties have signed this Security Agreement as of the day and year written below.

Dated: November 21, 2006

DEBTOR:	SECURED PARTY:
APOLLO GOLD, INC.	**MARQUETTE EQUIPMENT FINANCE, LLC**
BY: Bret [signature]	BY: /s/ Deanna L. Milsap
	Deanna L. Milsap
TITLE: Senior Accountant	TITLE: Vice President

Equipment number	Model	Serial Number	Year Made
T18	CAT 785B 150T Haul Truck	6HK00516	1995
T19	CAT 785B 150T Haul Truck	6HK00517	1995
T32	CAT 785A 150T Haul Truck	8GB00243	1987
T33	CAT 785A 150T Haul Truck	8GB00570	1992

Machine Component Hours

		Hrs of 11/3/06	63,369
T18	Hrs per yr 7000	Date of last rbld	Hrs at last rbld
ENG.		Jun-05	57,461
TRANS.		Mar-05	56,167
CONVT		May-05	57,428
Right Final		Mar-05	56,167
Left Final		Mar-05	56,167
Front Brakes		Jun-04	52,518
Rear Brakes		Mar-05	56,167
Diff		Mar-05	56,167
Wheel Brs	RR	Mar-05	56,167
	LR	Mar-05	56,167

		Hrs of 11/3/06	66,250
T19	Hrs per yr 7000	Date of last rbld	Hrs at last rbld
ENG.		May-04	52,191
TRANS.		May-05	59,899
CONVT		May-04	52,153
Right Final		Jun-05	60,640
Left Final		Sep-06	65,442
Front Brakes		May-04	52,191
Rear Brakes		Jun-05	60,640
Diff		Sep-04	54,721
Wheel Brs	RR	Jun-05	60,640
	LR	Sep-06	65,442
New hoist cylinder 9/15/06 65,442 hrs			

		Hrs of 11/3/06	56,456
T32	Hrs per yr 6500	Date of last rbld	Hrs at last rbld
ENG.		Feb-04	42,642
TRANS.		Mar-04	43,295
CONVT		Feb-06	55,110
Right Final		Oct-03	35,304
Left Final		Oct-03	35,304
Front Brakes		Nov-04	47,950
Rear Brakes		Nov-04	47,950
Diff		Oct-03	35,304
Wheel Brs	RR	Oct-03	35,304
	LR	Oct-03	35,304
Out plant pins	RIGHT	Oct-03	35,304
	LEFT	Oct-03	35,304

		Hrs of 11/3/06	64,470
T33	Hrs per yr 6500	Date of last rbld	Hrs at last rbld
ENG.		Sep-05	61,281
TRANS.		Sep-05	61,429
CONVT		May-05	59,738
Right Final		Jul-05	60,452
Left Final		Jul-05	60,452
Front Brakes			0
Rear Brakes		Jul-05	60,452
Diff		Sep-05	61,429
Wheel Brs	RR	Jul-05	60,452
	LR	Jul-05	60,452
Out plant pins	RIGHT	Jul-05	60,452
	LEFT	Jul-05	60,452

Tire on all machines are 80% remaining tread life on the fronts and 20% to 50% remaining tread l

Wheel groups and differential on T32 will be replaced in November, one wheel group and differe

Current Hour Meter Reading
63,369
66,489
56,156
64,470

Star Rebuild	component life	Date/Hours due next
yes	16,000	73,461
yes	16,000	72,167
no	16,000	73,428
MTMI	12,000	68,167
MTMI	12,000	68,167
Brake Supply RF	18,000	70,518
MTMI	12,000	68,167
T&E	12,000	68,167
MTMI	12,000	68,167
MTMI	12,000	68,167

Star Rebuild	component life	Date/Hours due next
Yes	16,000	68,191
Yes	16,000	75,899
no	16,000	68,153
Cat OR	12,000	72,640
Cat OR	12,000	77,442
Rocky Mtn	18,000	70,191
Brake Supply	12,000	72,640
T&E	12,000	66,721
Cat OR	12,000	72,640
Cat OR	12,000	77,442

Star Rebuild	component life	Date/Hours due next
T&E	16,000	58,642
T&E	16,000	59,295
T&E	16,000	71,110
no	12,000	47,304
no	12,000	47,304
no	18,000	65,950
no	12,000	59,950
no	12,000	47,304
no	12,000	47,304
no	12,000	47,304
no	8,000	43,304
no	8,000	43,304

Star Rebuild	component life	Date/Hours due next
no	16,000	77,281
Yes	16,000	77,429
Yes	16,000	75,738
no	12,000	72,452
no	12,000	72,452
no	18,000	18,000
no	12,000	72,452
no	12,000	73,429
no	12,000	72,452
no	12,000	72,452
no	8,000	68,452
no	8,000	68,452

life on rears, with the exception of T33's rear tires have 85% remaining tread.

ntial are on site.

Equipment number	Model	Serial Number	Year Made	Current Hour Meter Reading
T26	CAT 785A 150T Haul Truck	8GB00368	1989	48,230
T27	CAT 785A 150T Haul Truck	8GB00388	1989	28,481
T28	CAT 785A 150T Haul Truck	8GB00318	1989	50,662

Machine Component Hours

	Hrs per yr 7000	Hrs of 11/3/06	47,916			
T26	Tire Cond'n: F 70/32 R 40/32	Date of last rbld	Hrs at last rbld	Star Rebuild	component life	Date/Hours due next
ENG.		Aug-03	31,141	no	16,000	47,141
TRANS.		Apr-04	35,582	T&E	16,000	51,582
CONVT		Aug-04	38,347	no	16,000	54,347
Right Final		Sep-02	24,775	yes	12,000	36,775
Left Final		Sep-02	24,775	yes	12,000	36,775
Front Brakes		Mar-05	42,563	Rocky Mt Exc.	18,000	60,563
Rear Brakes		Nov-04	39,738	Rocky Mt Exc.	12,000	51,738
Diff		Nov-04	39,738	T&E	12,000	51,738
Wheel Brs		Sep-02	24,775	yes	12,000	36,775
Out plant pins		Sep-02	24,475	MTMI	12,000	36,475

	Hrs per yr 7000	Hrs of 11/3/06	28481*	* New hour meter installed at 50,000 hrs - Total hours = 78,000 hrs		
T27	Tire Cond'n: F 88/32 R 88/32	Date of last rbld	Hrs at last rbld	Star Rebuild	component life	Date/Hours due next
ENG.		Jul-04	20,995	no	16,000	36,995
TRANS.		Jan-05	23,257	Yes	16,000	39,257
CONVT		Jul-04	20,995	yes	16,000	36,995
Right Final		Nov-06	28,481	no	12,000	40,481
Left Final		Nov-06	28,481	no	12,000	40,481
Front Brakes		Aug-04	20,995	Rocky Mtn	18,000	38,995
Rear Brakes		Nov-06	28,481	Long Life	12,000	40,481
Diff		Nov-06	28,481	T&E	12,000	40,481
Wheel Brs		Nov-06	28,481	no	12,000	40,481
		Nov-06	28,481	no	12,000	40,481

	Hrs per yr 6500	Hrs of 11/3/06	50,505			
T28	Tire Cond'n: F 70/32 R 28/32	Date of last rbld	Hrs at last rbld	Star Rebuild	component life	Date/Hours due next
ENG.		Jul-05	47,459	T&E	16,000	63,459
TRANS.		Jan-05	46,773	T&E	16,000	62,773
CONVT		Jul-05	47,459	T&E	16,000	63,459
Right Final		Jun-04	42,467	Brake Supply	12,000	54,467
Left Final		Jul-05	47,459	no	12,000	59,459
Front Brakes		Aug-04	43,597	no	18,000	61,597
Rear Brakes	RR	Jun-04	42,467	Brake Supply	12,000	54,467
Diff	LR	Jan-05	46,773	T&E	12,000	58,773
Wheel Brs	RIGHT	Jun-04	42,467	Brake Supply	12,000	54,467
	LEFT	Jun-04	42,467	Brake Supply	12,000	54,467
Out plant pins		Jun-04	42,467	Brake Supply	8,000	50,467
		Jun-04	42,467	Brake Supply	8,000	50,467